                                                                     EXHIBIT 5.1

                                  WISE & SHEPARD LLP


                                  November 9, 1998


Oryx Technology Corp.
1100 Auburn Street
Fremont, California 94538

     Re: Registration Statement on Form S-3; Oryx Technology Corp. (the "Company"), 437,046 Shares of Common Stock

Gentlemen:

     This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company of the resale of 437,046 shares of Common Stock, par value $.001 per share (the "Common Stock") to be sold by the Selling Security Holders designated in the Registration Statement. The shares of Common Stock to be sold consist of 202,500 shares of Common Stock currently outstanding and 234,546 shares of Common Stock underlying various warrants described in the Registration Statement (the "Warrants").

     In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation (as amended), By-Laws, instruments pertaining to the related exhibits and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. We express no opinion with respect to any matters which may be, or purport to be, governed by the laws of any state or other jurisdiction or country other than the State of California, the corporate law of the State of Delaware, and any federal law of the United States of America.


     Based upon and in reliance of the foregoing, we are of the opinion that the Common Stock to be resold by the Selling Security Holders presently outstanding and the Common Stock to be issued upon exercise of the Warrants (when issued in accordance with the terms of the Warrants), are or will be duly authorized and validly issued, fully paid and non-assessable.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                Very truly yours,


                                ---------------------------
                                Wise & Shepard LLP


                                      1